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                                                                  EXHIBIT 23(2)


                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment No. 1 to the Registration Statement (Form S-3 No. 333-33437) and related Prospectus of IntraNet Solutions, Inc. for the registration of shares of its common stock and to the incorporation by reference therein of our report dated June 30, 1997, with respect to the consolidated financial statements of IntraNet Solutions, Inc. included in its Annual Report (Form 10-KSB) for the year ended March 31, 1998, filed with the Securities and Exchange Commission.


                                               /s/ Ernst & Young LLP




Minneapolis, Minnesota
October 30, 1998